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                      FIRST SUPPLEMENTAL INDENTURE


                 TENET HEALTHCARE CORPORATION, as Issuer


                                   AND


                          THE BANK OF NEW YORK,
                               as Trustee




                      Dated as of October 30, 1995




                 Supplemental to Indenture, dated as of
               October 16, 1995, relating to the Issuer's
                      8-5/8% Senior Notes Due 2003



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                          TABLE OF CONTENTS

     PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     ARTICLE ONE -     DEFINITIONS AND OTHER GENERAL
                       PROVISIONS. . . . . . . . . . . . . . . . . . .

          SECTION 1.1  Definitions . . . . . . . . . . . . . . . . . .

          SECTION 1.2  Effect of Headings and Table of
                       Contents. . . . . . . . . . . . . . . . . . . .

          SECTION 1.3  Successors and Assigns. . . . . . . . . . . . .

          SECTION 1.4  Separability Clause . . . . . . . . . . . . . .

          SECTION 1.5  Benefits of First Supplemental
                       Indenture . . . . . . . . . . . . . . . . . . .

          SECTION 1.6  Governing Law . . . . . . . . . . . . . . . . .

          SECTION 1.7  Effectiveness . . . . . . . . . . . . . . . . .

     ARTICLE TWO -     AMENDMENTS. . . . . . . . . . . . . . . . . . .

     ARTICLE THREE -   NOTICE, ENDORSEMENT AND CHANGE OF FORM
                       OF SECURITIES . . . . . . . . . . . . . . . . .

          SECTION 3.1  Replacement of Exhibits . . . . . . . . . . . .

          SECTION 3.2  Notation on Securities. . . . . . . . . . . . .

     SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . .

     ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . .


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               FIRST SUPPLEMENTAL INDENTURE, dated as of
     October 30,1995 (the "First Supplemental Indenture"), between TENET HEALTHCARE CORPORATION, a Nevada corpora-tion (hereinafter called the "Company"), and THE BANK OF NEW YORK, as trustee (hereinafter called the "Trustee"), under the Indenture (the "Indenture"), dated as of Octo-ber 16, 1995, between the Company and the Trustee relat-ing to the Company's 8-5/8% Senior Notes due 2003 (the "Securities").

                       RECITALS OF THE COMPANY

               The Company proposes to offer (the "Offering")
     Exchangeable Subordinated Notes due 2007 which are ex-changeable for shares of common stock of Vencor, Inc.
     (the "Exchangeable Notes").

               In connection with the Offering, the Company is soliciting consents to the amendments to the Indenture (the "Amendments") (all as described in the Solicitation of Consents, dated October 20, 1995 (the "Consent Solici-tation").

               In accordance with Section 8.02 of the Inden-ture the Holders of a majority of the outstanding prin-cipal amount of the Securities then outstanding have consented to such Amendments.

               The Board of Directors of the Company has duly authorized the execution and delivery of this First Supplemental Indenture. The Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Section 8.06 of the Indenture and has done all other things necessary to make this First Sup-plemental Indenture a valid agreement of the Company in accordance with the terms hereof and of the Indenture.

               WHEREFORE, each party agrees as follows for the benefit of the other party and for the equal or ratable benefit of the Holders of the Securities:


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                                  ARTICLE I

                      DEFINITIONS AND OTHER PROVISIONS
                           OF GENERAL APPLICATION

               SECTION 1.1  Definitions.

               For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise ex-pressly provided or unless the context otherwise re-quires:

                       (1)  the words "herein," "hereof" and
          "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Inden-ture as a whole and not to any particular Article, Section or subdivision; and

                       (2)  certain capitalized terms used but
          not defined herein shall have the meanings assigned to them in the Indenture.

               SECTION 1.2  Effect of Headings and Table of
                            Contents.

               The Article and Section headings and the Table of Contents are for convenience only and shall not affect the construction hereof. All references to Sections in the Indenture shall remain unchanged.

               SECTION 1.3  Successors and Assigns.

               All covenants and agreements in this First
     Supplemental Indenture by the Company shall bind its successors and assigns, or any other obligor on the Securities, whether expressed or not.

               SECTION 1.4  Separability Clause.

               In case any provision in this First Supplemen-tal Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remain-ing provisions shall not in any way be affected or im-paired thereby.


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               SECTION 1.5  Benefits of First Supplemental
                            Indenture.

               Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supple-mental Indenture.

               SECTION 1.6  Governing Law.

               This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such law without reference to its conflict of laws provision.

               SECTION 1.7  Effectiveness.

               This First Supplemental Indenture shall take effect on the date (the "Effective Date") that each of the following conditions shall have been satisfied:

                    (a)  the Trustee shall have received an
     Opinion of Counsel and an Officers' Certificate from the Company each dated the Effective Date and in the form set forth in Section 8.06 of the Indenture.

                    (b)  each of the parties hereto shall have
     executed and delivered this First Supplemental Indenture.


                              ARTICLE II

                            THE AMENDMENTS

               1.   Section 1.01 of the Indenture is hereby
     amended, by including the following between the defini-tion of "Specified Assets" and the definition of "Stock-holders' Equity":

               "SPECIFIED EXCHANGE" means any retirement of Indebtedness upon the exercise by a holder of such Indebtedness, pursuant to the terms thereof, of any right to exchange such Indebtedness for shares of common stock of Vencor, Inc. or any successor there-


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          to or any other equity securities, other than Equity
          Interests of a Subsidiary, owned by the Company as of October 11, 1995, or for any securities or other property received with respect to such common stock or equity securities, whether or not such right is subject to the Company's ability to pay an amount in cash in lieu thereof.

               2.   Subsection (iii) of the first paragraph of
     Section 3.07 of the Indenture is hereby amended and restated, in its entirety, to state the following:

               (iii) make any principal payment on, or pur-chase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordi-nated to the Securities, except at the original final maturity date thereof or pursuant to a Speci-fied Exchange or the Refinancing;

                             ARTICLE III

         NOTICE, ENDORSEMENT AND CHANGE OF FORM OF SECURITIES

               SECTION 3.1  Notice to Securityholders.

               After the Amendments become effective, the Company shall mail to Securityholders a notice briefly describing such Amendments in accordance with Section
     8.02 of the Indenture.

               SECTION 3.2  Notation on Securities.

                    (a)  Securities authenticated and deliv-
     ered after the effectiveness of this First Supplemental
     Indenture shall be affixed by the Trustee with the fol-lowing notation:

               "The Company and the Trustee have entered into a First Supplemental Indenture, dated as of October 30, 1995, which amended the covenant regarding limitations on restricted payments.
          Reference is hereby made to such First Supple-mental Indenture, copies of which are on file with The Bank of New York, Trustee."


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               The Trustee may require holders of Securities
     authenticated and delivered prior to the effectiveness of this First Supplemental Indenture to deliver such Securi-ties to the Trustee so that the Trustee may affix them with the aforementioned notation.

                    (b)  If the Company or the Trustee so
     determines, the Company, in exchange for the Securities, shall issue and the Trustee shall authenticate new Secu-rities that reflect the changed terms.

                              * * * * *


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          This First Supplemental Indenture may be exe-
     cuted in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one in the same instrument.

     Dated as of October 30, 1995

                         TENET HEALTHCARE CORPORATION



                         By:     /s/ Maris Andersons
                              -----------------------------
                              Name:   Maris Andersons
                              Title:  Senior Vice President

     Attest:


                                        (Seal)

        /s/ Alan Lundgren
     ---------------------------
     Name:   Alan Lundgren
     Title:  Assistant Secretary


     Dated as of October 30, 1995

                       THE BANK OF NEW YORK,
                              as Trustee



                       By:      /s/ Vivian Georges
                              -------------------------------
                              Name:  Vivian Georges
                              Title: Assistant Vice President

     Attest:


                                        (Seal)

       /s/ Paul Schmalzel
     --------------------------
     Name:  Paul Schmalzel
     Title: Assistant Treasurer


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     STATE OF CALIFORNIA      )
                              :  ss.:
     COUNTY OF LOS ANGELES    )


               On this 30th day of October, 1995, before me personally came Maris Andersons, to me known, who, being by me duly sworn, did depose and say that he/she is Senior Vice President of TENET HEALTHCARE CORPORATION, one of the corporations described in and which executed the above instrument and that he/she signed his/her name thereto.



                                   /s/ Frances A. Paquet
                                 -----------------------------


     STATE OF NEW YORK        )
                              :  ss.:
     COUNTY OF NEW YORK       )


               On this 27th day of October, 1995, before me personally came Vivian Georges, to me known, who, being by me duly sworn, did depose and say that he/she is an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument and that he/she signed his/her name thereto.



                                 /s/ William J. Cassels
                                 -----------------------------


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